Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE TEAMS WITH MCLANE ADVANCED TECHNOLOGIES (MAT) FOR US ARMY CONTRACT

MAT Team Wins Re-Compete Contract for SAMS-E Program

SAN ANTONIO, Texas-September 28, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the company is a subcontractor on the McLane Advanced Technologies (MAT) industry team that recently won a $52.3 million re-compete contract for the US Army Standard Army Maintenance System (SAMS-E). The MAT team includes Northrop Grumman Information Systems, GlobalSCAPE, Logistics and Technology Services (LTS), CALIBRE Systems, HCI Integrated Solutions, SAIC, and Joint Logistics Managers. Work on this contract will begin in October 2010 for a period of three years.

GlobalSCAPE will provide professional and technical services to support the SAMS-E program, including Secure FTP Server™ and CuteFTP®, secure information exchange solutions integrated into the SAMS-E environment. The company may also deliver enhanced software solutions for SAMS-E under the new contract.

MAT executive vice president Bob Reeves commented, "We're pleased to have GlobalSCAPE on our team for SAMS-E. GlobalSCAPE has been supporting SAMS-E for several years. Their deep expertise and capabilities in secure information exchange will be critical to the continued success of the program."

As a maintenance systems modernization initiative, SAMS-E is a bridge between current system functionality and the US Army's future Global Combat Support System (GCSS-Army). GlobalSCAPE has been helping the US Army ensure secure delivery of mission-critical data around the world since 2005. GlobalSCAPE has received several substantial product license and maintenance and support orders from the US Army, including a $2.7 million order in April 2009 and other orders in May 2007 and September 2005. GlobalSCAPE's solutions were also recently featured in the July - August 2010 issue of Defense AT&L, a defense acquisition and logistics publication read by many Department of Defense decision makers.

"We are very pleased that the McLane Advanced Technologies team, which includes GlobalSCAPE, won the US Army SAMS-E re-compete contract," stated Bill Buie, GlobalSCAPE executive vice president of sales. "We are excited to continue supporting the Army through this contract and others established with the Army. We believe that this recent win reinforces GlobalSCAPE's position as a trusted provider for delivering information superiority to warfighters within the Army and to other DOD customers."

GlobalSCAPE products allow the US Army and other defense departments to comply with data security requirements, while minimizing the cost and timelines for both software development and sustainment. The company's products use industry-standard secure protocols and have earned both the Federal Information Processing Standards (FIPS 140-2) certification and the Certificate of Networthiness (CoN) from the US Army's Network Enterprise Technology Command. These certifications ensure the systems are in full compliance with federal and US Army technical and information security regulations and standards.

About McLane Advanced Technologies

McLane Advanced Technologies is a global logistics and technology solutions company built upon a bedrock of over 100 years of global supply chain, warehouse, distribution, and technology experience. Utilizing our rich history, we have grown into a recognized technology leader in the Distribution and Defense industries. For more information, please visit our website at www.mclaneat.com or call (254) 771-6414.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.